UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2009
EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1806 New Britain Avenue, Farmington, CT 06032
(Address of Principal Executive Offices)       (Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 2 on Form 8-K/A to the EDAC Technologies Corporation (“EDAC”) Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on May 29, 2009 (the “Initial 8-K”) is being filed to revise certain financial information included in Amendment No. 1 to the Initial 8-K filed with the SEC on August 12, 2009 (the “First Amendment”) in connection with EDAC’s acquisition of the assets and the assumption of certain liabilities of MTU Aero Engines North America, Inc’s Manufacturing Business Unit. The revised financial information included in this Amendment No. 2 also addresses certain comments set forth in the SEC’s comment letter to EDAC dated September 10, 2009 regarding the financial information included in the First Amendment.
     Specifically, the purpose of this Amendment No. 2 is to revise the following financial information:
Audited Financial Statements as of and for the Years Ended December 31, 2008 and 2007.
     (a) Certain revisions were made to the following notes to the MTU Aero Engines North America, Inc. Manufacturing Business Unit Audited Financial Statements as of and for the Years Ended December 31, 2008 and 2007 filed on Exhibit 99.1 to the First Amendment: “Note A — Organization and Business and Significant Accounting Policies” and “Note E — Related Third Party Transactions”. The revisions include disclosures required by SAB Topic 1:B:1, disclosures of management’s estimate of what expenses would have been on a stand alone basis as if the business unit had operated as an unaffiliated entity, and an analysis of the intercompany activity impacting the Due to MTU Munich account for each period presented.
Unaudited Pro-Forma Statements of Operations for the Three Month Period Ended April 4, 2009 and the Fiscal Year Ended January 3, 2009, and Unaudited Pro Forma Balance Sheet as of April 4, 2009.
     (a) Certain revisions were made to Unaudited Pro-Forma Statement of Operations for the Fiscal Year Ended January 3, 2009 filed on Exhibit 99.2 to the First Amendment under the column “Pro-Forma Adjustments” regarding “Cost of Sales”, “Gross Profit”, “Income (Loss) from Operations”, “Income (Loss) before Provision For (Benefit from) Income Taxes”, “Provision (Benefit) for Income Taxes”, and “Net Income (Loss)”, and certain revisions were made under the column “Pro Forma” regarding “Interest Expense”, “Other”, “Income (Loss) before Provision For (Benefit from) Income Taxes”, “Provision (Benefit) for Income Taxes”, “Net Income (Loss)”, “Basic Income (Loss) Per Common Share”, and “Diluted Income (Loss) Per Common Share”.
     (b) Certain revisions were made to the Unaudited Pro Forma Balance Sheet as of April 4, 2009 filed on Exhibit 99.2 to the First Amendment under the column “Consolidated Adjustments” regarding “Cash”, “PROPERTY, PLANT AND EQUIPMENT, at cost:”, “Less: accumulated depreciation”, “TOTAL ASSETS”, “Retained earnings”, “Total shareholders’ equity”, and “TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY”, certain revisions were made under the column “Historical AERO” regarding “Less: accumulated depreciation”, “TOTAL ASSETS”, “Retained earnings”, and “TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY”, and certain revisions were made under the column “Consolidated Pro-Forma” regarding “Cash”, “Total current assets”, “PROPERTY, PLANT AND EQUIPMENT, at cost:”, “Less: accumulated depreciation”, “TOTAL ASSETS”, “Retained earnings”, “Total shareholders’ equity”, and “TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY”.
     (c) Certain revisions were made to the following notes to the Unaudited Pro-Forma Statements of Operations for the Three Month Period Ended April 4, 2009 and the Fiscal Year Ended January 3, 2009, and Unaudited Pro Forma Balance Sheet as of April 4, 2009 filed on Exhibit 99.2 to the First Amendment: “Note 2”, “Note 6” and “Note 9”. The revisions include disclosure of the acquisition date fair values of the various categories of assets acquired and liabilities assumed, disclosure of the acquisition date fair value of total consideration transferred as part of the purchase price, and calculation of the gain on the bargain purchase.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     (1) Note A and Note E to the MTU Aero Engines North America, Inc. Manufacturing Business Unit audited financial statements as of and for the years ended December 31, 2008 and 2007.
The following exhibit is included herewith and incorporated by reference:

Exhibit No.	Description

99.1	Note A and Note E to the MTU Aero Engines North America, Inc. Manufacturing Business Unit audited financial statements as of and for the years ended December 31, 2008 and December 31, 2007.
(b) Pro forma financial information.
(1) Unaudited pro forma balance sheet as of April 4, 2009
(2) Unaudited pro forma statement of operations for the year ended January 3, 2009 and the three month period ended April 4, 2009
(3) Notes to the unaudited pro forma financial information
The following exhibit is included herewith and incorporated by reference:

Exhibit No.	Description

99.2	Unaudited pro-forma Statements of Operations for the three month period ended April 4, 2009 and the year ended January 3, 2009, and unaudited pro forma Balance Sheet as of April 4, 2009.

(d) Exhibits.
The following exhibits are included herewith:

Exhibit No.	Description

99.1	Note A and Note E to the MTU Aero Engines North America, Inc. Manufacturing Business Unit audited financial statements as of and for the years ended December 31, 2008 and December 31, 2007.

99.2	Unaudited pro forma Statements of Operations for the three month period ended April 4, 2009 and the year ended January 3, 2009, and unaudited pro forma Balance Sheet as of April 4, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION
Date: September 24, 2009	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Note A and Note E to the MTU Aero Engines North America, Inc. Manufacturing Business Unit audited financial statements as of and for the years ended December 31, 2008 and December 31, 2007.

99.2	Unaudited pro forma Statements of Operations for the three month period ended April 4, 2009 and the year ended January 3, 2009, and unaudited pro forma Balance Sheet as of April 4, 2009.